                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 22, 2000

                                AXYN CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                                    Colorado
                 (State or Other Jurisdiction of Incorporation)

           SEC  0-26967                               95-4754179
    (Commission File Number)            (IRS Employer Identification Number)

                           2 GURDWARA ROAD, SUITE 208
                             NEPEAN, ONTARIO CANADA
                                     K2E 1A2

    (Address of Principal Executive Office)           (Zip Code)

                                 (613) 727-2996
              (Registrant's Telephone Number, Including Area Code)

Item 4. Resignations of Registrant's Directors.

       Effective November 22, 2000, Robert L Bell resigned as a director of the Company. On November 22, 2000, John Frouin was appointed to the Board of Directors by the Board to fill the vacancy. Mr. Frouin has been a Chartered Accountant since 1983, and is the proprietor of a public accounting firm located in Ottawa, Ontario, Canada. The firm provides business and tax advice to entrepreneurs and executives primarily focused in the high technology sector. Mr. Frouin is a shareholder of the Company, owning 30,000 shares.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXYN CORPORATION

By /s/ Scott Feagan, President

November 30, 2000